EXHIBIT 10.5

                         EXCLUSIVE DISTRIBUTOR AGREEMENT


         THIS AGREEMENT is made this _____ day of _______________, 1996, between HealthWatch, Inc., a Minnesota corporation having its principal place of business at 2445 Cades Way, Vista, California 92083 (the "Company") and ______________________________, a ______________________________, having its principal place of business at _____________________________________________
("Distributor").

         WHEREAS, the Company manufactures and distributes medical equipment, related products and services including those defined in Exhibit A attached hereto (the "Products"); and

         WHEREAS, Distributor has extensive experience in the sale, promotion and distribution of medical products within the market segment(s) in the territories set forth in Exhibit B attached hereto (the "Territory");
and

         WHEREAS, the Company desires to appoint, and Distributor desires to distribute, the Products in the Territory upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the promises of the parties hereto, and the mutual benefits to be gained hereby, the parties agree as follows:

         1. Appointment. Subject to the terms and conditions below, during the term of this Agreement, the Company hereby grants to Distributor the exclusive right to promote and distribute the Products to end users within the market segment(s) set forth in Exhibit B in the Territory. Distributor hereby accepts such appointment and agrees to carry out in good faith the duties and obligations assigned to it by this Agreement. The Company reserves all rights to distribute and sell the Products outside the Territory and to distribute and sell goods and/or services other than the Products within the Territory. Furthermore, Distributor understands that the Company or others under agreement with the Company may manufacture products similar to the Products for distribution or sale under names and symbols other than Company Trademarks (as defined below), and that others may distribute, sell or market these products in the Territory. The Company reserves the right to distribute, sell or market the Products to any national organization or company, without regard to whether or not offices or divisions of such entity may be located in the Territory or whether or not any such entity distributes, sells or markets the Products in the Territory. The Company will, at its discretion, compensate Distributor for any assistance provided in acquiring such customers, including end-user customers of such national customers. The amount of such compensation shall be set forth on Exhibit C hereto which may be amended by the Company from time to time, provided that once established, the amount of such compensation shall not be reduced without giving Distributor ninety (90) days' prior written notice thereof. Finally, this Agreement will not restrict or limit the Company from distributing, selling or marketing the Products to branches or services of the United States armed forces, or to other governmental agencies who participate in a contract between the Company and a branch or service of the United States armed forces, without regard to whether or not offices of such branches, services or agencies may be located in the Territory.

         2. Company Assistance. The Company agrees during the term of this Agreement to do the following: (a) provide to Distributor a reasonable number of copies of the Company's sales literature, catalogs, circulars, bulletins, and other written information for the Products; (b) replace or refurbish samples and demonstration equipment sold to Distributor, such replacement or refurbishment to be in accordance with the terms of Exhibit D hereto; (c) at the Company's discretion, attend national trade shows and conduct advertising or other marketing or sales promotion activities with respect to the Products; and (d) subject to Section 1 above, forward to Distributor all inquiries concerning the Products which originate in the Territory.

         3. Distributor's Obligations. Distributor agrees to employ its best efforts to promote the distribution and sale of the Products within the Territory. In connection with the distribution of the Products and in addition, to those duties otherwise set forth in this Agreement, Distributor agrees to do the following:

                  (a) Aggressively identify, develop and respond to leads respecting new customers for the Products and promote new uses or applications respecting the Products to existing customers;

                  (b) Conduct regular and continuing sales promotion programs and activities (including participation at trade shows, conventions, scientific conferences and similar events) within the Territory and distribute, within the Territory, the Company's literature respecting the Products, including sales brochures and other materials provided by the Company to stimulate demand for the Products;

                  (c) Respond promptly to requests from the Territory for quotations, orders and similar inquiries for the Products, and maintain careful attention to potential customers' product requirements, and to the extent Distributor engages agents, employees, distributors or other representatives, Distributor shall be solely responsible for all obligations and its performance hereunder;

                  (d) Maintain an adequate business location in the Territory to penetrate the market for the sales of the Products within the Territory;

                  (e) Except to the extent the Company may in its discretion reimburse Distributor for all or part of Distributor's expenses incurred in connection with its activities under subsection 3(b) above, be responsible for all expenses incurred in performing services by or on behalf of Distributor in connection with the distribution of the Products in the Territory;

                  (f) Make only representations with respect to the performance of the Products as authorized by the Company and advertise the Products consistent therewith which, at no time, shall be deceptive, misleading or injurious to the goodwill associated with the Products; and

                  (g) Comply with all applicable laws and regulations of every governmental authority having jurisdiction over the handling, use and sale of the Products, and refrain from any action which will cause the Company to be found in violation thereof. If necessary to insure compliance with U.S. Food and Drug Administration tracking requirements, Distributor shall provide to the Company on a monthly basis the following information regarding Products Distributor provides to its customers: (i) Product Model number; (ii) Product Serial number;
         (iii) date received from the Company; (iv) customer name, address and telephone number; (v) date Product shipped to/received by customer;
         (vi) name, address and telephone number of end-use facility of the Product.

         4. Orders. The Company shall sell the Products to Distributor for distribution under this Agreement subject to the following conditions:

                  (a) Distributor shall not intentionally promote or sell the Products outside the Territory without the written consent of the Company;

                  (b) The Company shall fill orders for purchase of the Products received from Distributor and shall use its best efforts to supply the Products to Distributor on a timely basis;

                  (c) The Company reserves the sole right, without limitation and upon ten (10) days' notice, to alter or change the design, performance specifications or construction of the Products subject to this Agreement;

                  (d) The Products shall be sold to Distributor on those additional terms and at the prices or discounts set forth in Exhibit E attached hereto. The prices or discounts listed in the attached Exhibit may be amended from time to time by the Company, which will be effective thirty (30) days after notice of such price changes are mailed to Distributor;

                  (e) In connection with delivery of the Products to Distributor, the Company may take a security interest in Distributor's inventory of the Products, including requesting the execution of a security agreement and UCC-1 filing statement, in a form acceptable to the Company. In addition to any other rights and remedies of the Company, the Company may withhold delivery of the Products ordered by Distributor if any amounts or prior orders of the Products placed by Distributor remain unpaid after the due date thereof;

                  (f) All orders from Distributor shall be submitted on order forms supplied or approved by the Company; and

                  (g) Agents of Distributor shall inspect all Products before any freight bill or delivery sheet is signed. Distributor shall promptly notify the Company of any defects in the Products delivered to it.

         5. Records and Inspection. Distributor shall keep and preserve complete and accurate records and books of account for all aspects of Distributor's business subject to this Agreement and shall make such reports to the Company of Distributor's activities hereunder as Company may from time to time request. The Company or its authorized representatives shall be admitted to Distributor's business premises from time to time during normal business hours to determine Distributor's compliance with the provisions of this Agreement, including, but not limited to a review of all the books and records of Distributor relating to its activities hereunder, together with Distributor's methods of and standard of care in storing, handling, delivering, and inservicing the Products.

         6. Trademarks and Patents. The Products shall bear only the trademarks, trade names or other marks designated by the Company from time to time (the "Company Trademarks"). To protect the Company Trademarks, Distributor agrees as follows:

                  (a) Distributor shall at all times comply with the reasonable instructions or requests of the Company with respect to the application, fixation, manner and styling of the Company's Trademarks, its packaging and all other documents or promotional materials or products. Distributor acknowledges that the Company has the sole right, title and interest in and to the Company's Trademarks, patents, know-how and all other information of the Company with respect to the sale and distribution of the Products (the "Company Property");

                  (b) Distributor agrees to promptly inform the Company upon assertion of a claim, or institution of proceeding by a third party or any circumstances giving rise to any claim by the Company against any third party affecting or otherwise with respect to the Products , the Company, the Company Trademarks or the Company Property. The Company shall have complete control of any litigation or proceeding related to alleged or actual pirating or infringement of the Products, the Company Property or the Company Trademarks; and

                  (c) Distributor agrees to use the Company Property and the Company Trademarks and any goodwill related thereto solely for advertising and promoting the Products , and that such use and goodwill shall inure to the benefit of the Company.

         7. Confidentiality. Distributor shall treat as confidential and appropriately safeguard during and after the term of this Agreement, all information identified as confidential and pertaining to the Products or the Company, its pricing, business, or assets including but not limited to, any confidential memorandum, manuals or customer lists provided by the Company. Upon termination of this Agreement, Distributor shall return to the Company and refrain after the term from any use of all of the foregoing confidential materials and samples, manuals, product information, letters and similar materials supplied to it by the Company.

         8. Term and Termination. The initial term of this Agreement shall commence on the date hereof and shall continue in full force and effect until June 30, 1999, unless terminated earlier in accordance with the following:

                  (a) Effective upon ninety (90) days' written notice in the event either party should breach any material obligation of this Agreement and the defaulting party fails to cure such default within such ninety (90)-day period;

                  (b) Effective immediately in the event of the dissolution, insolvency, assignment for benefit of creditors or the filing of a petition in bankruptcy by or against either party hereto;

                  (c) Effective immediately, at the end of any of the periods set forth below, in the event that Distributor fails to purchase at least the number of units of the Products set forth below:

                  (i) Twenty-five (25) units during the first ninety (90) days following the effective date hereof;

                  (ii)     An additional seventy-five (75) units by June 30,
                           1997;

                  (iii)    Three hundred (300) units during the twelve
                           (12)-month period ending June 30, 1998;

                  (iv) Five hundred (500) units during the twelve (12)-month period ending June 30, 1999; and

                  (v) In the event that the term of this Agreement is automatically extended as provided herein, six hundred (600) units during the twelve (12)-month period ending June 30, 2000, and any additional twelve (12)-month period thereafter.

                  Only purchases by Distributor for Distributor's use for demonstrations or evaluations in the Territory and Distributor's market segment or for sale to end users residing in the Territory and within Distributor's market segment shall count toward such minimum purchase amounts.

                  (d) During the first one hundred eighty (180) days of this Agreement, either party may terminate this Agreement for any reason by giving the other ninety (90) days' written notice thereof. Following such one hundred eighty (180)-day period, either party may terminate this Agreement for any reason by giving the other one hundred eighty
         (180) days' written notice thereof. In the event this Agreement is terminated pursuant to this paragraph 8(d), the Company shall, subject to the terms hereof, pay Distributor a commission equal to five (5) percent of the amount the Company receives for Products sold, leased or rented in the Territory, other than sales, leases or rentals of the Products in the Territory which are not within the exclusive appointment of Distributor pursuant to Section 1 hereof, during the one hundred eighty (180) days following such termination.

         The term of this Agreement shall, subject to the foregoing, be renewed for additional twelve (12)-month terms following the initial term unless terminated by either party by written notice given at least ninety (90) days prior to the end of the initial or any renewal term. Termination of this Agreement shall have no effect on any obligation accrued prior to the date of termination; provided, however, the Company may, in its sole discretion, condition any acceptance of an order for Products received by it from Distributor after delivery of notice of termination upon prepayment in cash or by irrevocable letter of credit or other similar credit instrument acceptable to the Company.

         Upon termination, Distributor shall discontinue the use of the Company Trademarks and Company Property and shall thereafter cease holding itself out as an authorized distributor of the Company's Products. Within twenty (20) days of any termination by the Company pursuant to paragraph 8(a) or 8(d) hereof, the Company shall repurchase any and all of the Products that Distributor designates which are new, unused and unencumbered and which are in the Company's then current catalog. The Company shall pay Distributor the price it originally charged for the Products, less any credits issued and the cost of freight to Vista, California or such other destination as the Company may designate. Termination of this Agreement will not release Distributor of any obligations arising prior to the effective date of termination, including but not limited to any obligation to pay money or perform services as provided in this Agreement. To the extent that any provision of this Agreement with respect to termination provides for periods of notice and cure less than those required by applicable law, such provisions shall, to the extent not in accordance with such law, be superseded by such law.

         9. Relationship. The relationship of the parties hereto shall be and at all times remain independent. Distributor is not an agent, franchisee, partner or joint venturer of the Company. Distributor is not authorized to enter into or execute any contract, order, or other commitment and shall have no authority to otherwise obligate the Company.

         10. Warranties. The Company makes no warranties, express or implied, to Distributor as to the Products, except as set forth in Exhibit F attached hereto, which may be amended from time to time by the Company, which amendment will be effective thirty (30) days after notice of such warranty changes are mailed to Distributor. Distributor represents and agrees that it will make all statements, representations and warranties with respect to the Products in strict compliance with Exhibit F, and shall not deviate therefrom except upon written authorization of the Company. With respect to claims by a customer of the Company based upon a defect in the Products, the sole and exclusive remedy of the customer, as well as the sole and exclusive liability of the Company, shall be limited to repair or replacement, at the Company's sole option, of any Products which are defective in material workmanship and returned to the Company in accordance with the Company's applicable standard service rules provided to Distributor from time to time. In no event shall the Company be liable for direct, special, incidental or consequential damages or losses or loss of profits as a result thereof.

         The Company assumes no duties or obligations beyond those specified in this Agreement or the Warranty Agreement attached hereto as Exhibit F.

         THE ABOVE-MENTIONED WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

         Warranty repair service for the Products sold to purchasers within the Territory shall be performed by the Company in accordance with the Company's Warranty Policy as in effect as of the date upon which the subject Product is sold. Distributor acknowledges receipt of a copy of the Company's warranty policy in effect as of the date of this Agreement.

         11. Covenant Not to Compete. In consideration of entering into this Agreement, Distributor agrees that without the prior written consent of the Company or as set forth in Exhibit B hereto that during the term of this Agreement neither Distributor nor any of its related parties or affiliates shall, directly or indirectly, anywhere in the Territory, sell or market any product which is similar to or competitive with the Products and that during the term of this Agreement and for one (1) year thereafter, neither Distributor nor any of its shareholders, partners, officers, directors, employees or affiliates shall directly or indirectly, anywhere in the Territory, own, manage, control, be employed by, or act as a consultant to any person or entity engaged in the business of designing, producing or manufacturing any product which is similar to or competitive with the Products.

         12. Indemnification. Distributor agrees to indemnify the Company for, and to hold it harmless against, any loss, liability or expense, including costs and expenses of investigating any claim and attorneys' fees incurred in litigation, arising out of or in connection with any acts of Distributor outside the scope of the acts of Distributor authorized by the Company in this Agreement. Distributor also agrees to discharge and to hold the Company harmless on account of any taxes or governmental charges of the government or territory which may be imposed upon the Company with respect to the execution of this Agreement or any transactions hereunder or any income earned or payments received by Distributor hereunder.

         13. Notices. All notices, correspondence, and payments shall be in writing and shall be deemed effective three (3) days after having been deposited in the United States mail, certified or registered, postage prepaid, and addressed to the other party at the address set forth above.

         14. Miscellaneous. This Agreement, together with the Exhibits attached hereto, constitute the entire agreement between the parties and shall not be amended, except by a written instrument signed by both parties, provided that, as indicated herein, Exhibits C, E and F may be amended by the Company. This Agreement is personal to Distributor and shall not be assigned by it without the prior written consent of the Company. In the event of any dispute between the parties under or relating to this Agreement, such dispute shall be submitted to and settled by arbitration in Vista, California, in accordance with the rules and regulations of the American Arbitration Association then in effect, with one arbitrator selected from the panel of arbitrators of that Association, in accordance with its Commercial Arbitration Rules. The arbitrator shall have the right and authority to determine how his or her award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties. The parties hereto consent to the application by any party and interest to any court of competent jurisdiction for confirmation or enforcement of such award. The party against whom a decision is made shall pay the fees of the American Arbitration Association.

         15. Governing Law; Severability. This Agreement shall be governed by and enforced in accordance with the laws of the State of California. If any provision or term of this Agreement is held to be unlawful or unenforceable, the remainder of the provision shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

DISTRIBUTOR:                                   THE COMPANY:
                                               HEALTHWATCH, INC.


By                                             By
     Its                                            Its






                                    EXHIBIT A

                                    PRODUCTS



         PACER Model 100, including any improvements or enhancements thereto, and related ancillary products.

         PACER Model 100 Swing Loks and Power Supply

         PACER Model 100 Battery Pack



                                    EXHIBIT B

                            TERRITORY (BY ZIP CODES)


                        DISTRIBUTOR'S MARKET SEGMENT(S)



                    COMPETING PRODUCTS OFFERED BY DISTRIBUTOR


                                    EXHIBIT C

            TERMS RESPECTING SALES BY NATIONAL COMPANIES IN TERRITORY



          Company                              Payment to Distributor (1)
-----------------------------------      --------------------------------------

Universal Hospital Services, Inc.

All other national accounts (2)


-------------------------

(1) Distributor shall be paid a commission on all sales, leases or rentals of the Products in the Territory within Distributor's market segment(s) by the national company equal to the stated percentage of the amount earned by, net of all credits, discounts or returns, and paid to the Company by the national company.

(2) As of the date of this Agreement, the Company has no national accounts/agreements other than Universal Hospital Services, Inc. The Company will advise Distributor of the names of any additional national accounts/agreements within fifteen (15) days of the commencement of any such account/agreement. The commission to be paid with respect to any such additional accounts/agreements will be __________ percent until, and unless, amended by the Company pursuant to Section 1 of the Agreement.





                                    EXHIBIT D


              POLICY REGARDING SAMPLES AND DEMONSTRATION EQUIPMENT


         The Company shall refurbish/replace PACER Model 100 units used by Distributor for demonstrations, evaluations or as loaners in accordance with the following policy, provided that the units have been registered with the Company:

         1. Registered Products may be returned to the Company once to be refurbished/replaced by the Company. Distributor will be required to pay only the cost of delivering the Products to the Company and the Company's cost of delivering the refurbished/replaced Products to Distributor.

         2. Products to be put into Distributor's inventory for resale, shall be replaced with new units.

         3. Products to be used for demonstration units or as loaners shall be refurbished or replaced as determined by the Company.

         4. The maximum number of Distributor's Products which may be included in this program during the period from the date of this Agreement until June 30, 1997 and in any twelve (12)-month period thereafter shall be limited to the number of units equal to twenty-five (25) percent of the number of units of the Products purchased by Distributor prior to June 30, 1997.



                                    EXHIBIT E

                                PRICE OF PRODUCTS


Product                     Price to Distributor (1)  Suggested Retail Price
-------                     ------------------------  ----------------------

PACER Model 100 (2)

Swing Lok

Power Supply

Battery Pack


--------------------

(1) F.O.B. Company warehouse. Payment terms are two (2) percent discount if paid in full within ten (10) days of date of invoice; net thirty (30) days from date of invoice. Distributor shall have the right to inspect all Products and to reject Products which are defective or damaged. Defective Products rejected by Distributor shall be returned to the Company at the Company's expense, provided that Distributor has received prior authorization for the return from the Company. Distributor shall immediately notify the Company with respect to any invoice questions or discrepancies.

(2)      Includes one (1) Swing Lok and Power Supply.




                                    EXHIBIT F


                                    WARRANTY